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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of International Value Fund and Emerging Markets Fund (each a series of Hansberger Institutional Series), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP



Boston, Massachusetts



April 28, 2003